SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 8, 2003

(Date of earliest event reported)

MK GOLD COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-23042	82-0487047
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 East South Temple, Suite 2100

Salt Lake City, Utah 84111

(801) 297-6900

(Address of principal executive offices and telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

On August 8, 2003, MK Gold Company (the “Company”) announced that the Ministry of Employment and Development of the government of Andalusia, Spain, has awarded the Company’s wholly owned subsidiary Cobre Las Cruces, S.A. (“CLC”) a mining concession approving development of the Las Cruces copper project in the Iberian Pyrite Belt, 20 miles northwest of Seville. The mining concession is the key government permit that gives CLC legal title to and the right to mine the Las Cruces deposit, subject to several government requirements. These requirements include posting an environmental restoration bond and a contingency bond; increasing the share capital of CLC to 30% of the total investment in the project in accordance with a condition of the Regional Incentive Subsidy granted to CLC in March 2003; contracting for civil liability insurance coverage; presenting to the Ministry a geotechnical monitoring plan to ensure the stability of the open pit slopes; engaging an independent environmental control agency; and complying with the terms of the favorable Declaration of Environmental Impact which was issued to CLC by the Ministry of Environment of the Andalusia government in May 2002. The press release announcing the receipt of the mining concession is filed with this report as Exhibit 99 and is incorporated into this report by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

99	Press release dated August 8, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MK GOLD COMPANY

/s/  John C. Farmer

John C. Farmer

Chief Financial Officer and Secretary

Date: August 11, 2003

INDEX TO EXHIBITS

Exhibits

99	Press release dated August 8, 2003.